UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 3, 2007
(April 26, 2007)

PEOPLES BANCORP INC.
(Exact name of Registrant as specified in its charter)

Ohio	0-16772	31-0987416
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

138 Putnam Street, PO Box 738
Marietta, Ohio	45750-0738
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(740) 373-3155

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is being filed solely to correct the severance pay of Donald J. Landers, Jr., the former Chief Financial Officer and Treasurer of Peoples Bancorp, Inc. (“Peoples”), as reported in Item 5.02 on the Current Report on Form 8-K filed by Peoples with the Securities and Exchange Commission on April 30, 2007 (the “April 30, 2007 Form 8-K”). The amount of the severance pay originally reported was $86,250.00, while the correct severance pay amount is $88,751.28.  The remainder of the disclosure included in the April 30, 2007 Form 8-K, including Exhibits 10.1 and 99.1 which were provided with the April 30, 2007 Form 8-K, is being restated in this Current Report on Form 8-K/A.

Item 2.02.  Results of Operations and Financial Condition.

Management of Peoples conducted a facilitated conference call on April 26, 2007, at approximately 11:00 a.m., Eastern Daylight Time, to discuss Peoples’ results of operations for the first quarter of 2007 (the quarterly period ended March 31, 2007).  A replay of the conference call audio will be available on Peoples’ website, www.peoplesbancorp.com, in the “Investor Relations” section for one year.  A copy of the transcript of the conference call is included as Exhibit 99.1 to this Current Report on Form 8-K/A and is incorporated herein by this reference.

The information contained in this Item 2.02 and Exhibit 99.1 included with this Current Report on Form 8-K/A, is being furnished pursuant to Item 2.02 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, nor shall such information be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as otherwise stated in such filing.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in the Current Report on Form 8-K filed by Peoples on April 10, 2007, effective April 9, 2007, Donald J. Landers, Jr. resigned from his positions as Chief Financial Officer and Treasurer of Peoples and as Chief Financial Officer and Treasurer of Peoples’ wholly-owned subsidiary Peoples Bank, National Association (“Peoples Bank”).

Effective April 26, 2007, Peoples and Peoples Bank (collectively sometimes referred to as “Employer”) and Mr. Landers entered into a Resignation and Severance Agreement, under which Mr. Landers will receive the following severance pay and benefits on or after May 4, 2007:  (a) severance pay equal to $88,751.28, representing six months of his base salary in effect immediately prior to April 9, 2007, in one lump-sum (less applicable withholdings and taxes); and (b) if Mr. Landers elects to continue healthcare and dental coverage under Employer’s plan pursuant to COBRA, Employer will pay Mr. Landers’ COBRA healthcare premiums for coverage through April 30, 2008.  After April 30, 2008, Mr. Landers will be responsible for paying the COBRA premiums to continue such coverage.

Mr. Landers agreed to maintain the confidentiality of information belonging to Employer, which has been disclosed to Mr. Landers, which he acquired or developed or which he observed in the course of his performance of services for Employer.  Further, Mr. Landers agreed that, for a period of 12 full calendar months, he will not, on his own behalf or on behalf of any other person, partnership, association, employer or other entity, solicit or in any manner attempt to influence or induce any employee of Employer to leave Employer’s employment and he will not use or disclose to any person, partnership, association, employer or other entity any information obtained while employed by Employer concerning the names and addresses of Employer’s employees.  Mr. Landers also released Employer from any and all charges, claims, demands, judgments, causes of action, damages, expenses, costs, attorneys’ fees and liabilities that may be lawfully released and discharged.

The foregoing description of the Resignation and Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the Resignation and Severance Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K/A and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(a)           -           (c)           Not applicable.

(d)           Exhibits:

Exhibit No.                                                   Description

10.1	Resignation and Severance Agreement, entered into effective April 26, 2007, by and between Peoples Bancorp Inc. and Peoples Bank, National Association and Donald J. Landers, Jr.
99.1	Transcript of conference call held by management of Peoples Bancorp Inc. on April 26, 2007

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signature on following page.]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP INC.

Date: May 3, 2007	By: /s/	CAROL A. SCHNEEBERGER
Carol A. Schneeberger
Chief Financial Officer and Treasurer

Peoples Bancorp Inc.
Current Report on Form 8-K
Dated May 3, 2007

INDEX TO EXHIBITS

Exhibit No.                                           Description

10.1	Resignation and Severance Agreement, entered into effective April 26, 2007, by and between Peoples Bancorp Inc. and Peoples Bank, National Association and Donald J. Landers, Jr.
99.1	Transcript of conference call held by management of Peoples Bancorp Inc. on April 26, 2007